UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

Crown Castle International Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive, Suite 500 Houston, TX		77057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 22, 2013, Crown Castle Operating Company (“Borrower”), a direct wholly owned subsidiary of Crown Castle International Corp. (“Company”), entered into Incremental Facility Amendment No. 2 (“Incremental Facility Amendment”) among the Company, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto, and The Royal Bank of Scotland plc (“RBS”), as administrative agent, to the Credit Agreement dated as of January 31, 2012 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, the Company, the lenders and issuing banks from time to time party thereto, RBS, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.

The Incremental Facility Amendment provides for $800.0 million of incremental tranche B term loans (“Incremental Loans”), which have terms substantially the same as the terms of the Borrower’s outstanding tranche B term loans under the Credit Agreement and will mature on January 31, 2019. The Incremental Loans bear interest at a per annum rate equal to LIBOR plus 2.25% to 2.50%, based on the Borrower’s total net leverage ratio.

The proceeds of the Incremental Loans were used by the Borrower to prepay a portion of the outstanding revolving credit loans under the Borrower’s existing $1.5 billion Senior Secured Revolving Credit Facility. After giving effect to such prepayment, the Borrower has approximately $229.0 million of revolving credit loans outstanding under its existing $1.5 billion Senior Secured Revolving Credit Facility.

The foregoing summary of the Incremental Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Facility Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Credit Agreement has been previously filed with, and is described in, the Company’s Current Report on Form 8-K dated January 31, 2012.

ITEM 8.01	— OTHER EVENTS

On August 22, 2013, the Company issued a press release announcing the effectiveness of the Incremental Facility Amendment.

The August 22, 2013 press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	— FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1

Incremental Facility Amendment No. 2 dated as of August 22, 2013, among the Company, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto, and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, by and among the Company, the Borrower, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.

99.1	Press Release, dated August 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date: August 22, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1

Incremental Facility Amendment No. 2 dated as of August 22, 2013, among the Company, the Borrower, certain subsidiaries of the Borrower, the lenders party thereto, and The Royal Bank of Scotland plc, as administrative agent, to the Credit Agreement dated as of January 31, 2012, by and among the Company, the Borrower, the lenders and issuing banks from time to time party thereto, The Royal Bank of Scotland plc, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.

99.1	Press Release, dated August 22, 2013.

4